LAW OFFICES OF
SUITE 333
CARMINE J. BUA3838 CAMINO DEL RIO NORTH

SAN DIEGO, CALIFORNIA 92108-1789

TELEPHONE (619) 280-8000

FACSIMILE (619) 280-8001

September 28, 2000                       REPLY TOFILE NO. 3339S

Board of Directors
Nicholas Investment Company, Inc.
3838 Camino Del Rio North
Suite 333
San Diego, CA 92108

Re: My Legal Opinion Regarding the Tradeabillity of Certain Shares of Nicholas Investment Company. Inc. a Nevada Corporation

Dear Ladies and Gentleman:

     You have requested the undersigned to provide you with a legal opinion regarding the ability to freely transfer (the "tradeability") certain shares of common stock of Nicholas Investment Company, Inc. (the "Company") in connection with the proposed filing of an Information and Disclosure Statement of the Company Pursuant to Rule 1 5c2-1 1 of the Securities Exchange Act of 1934.

     1. Basis for Opinion: The documentary basis and other basis for this opinion is my review and analysis of the following:

     1. The Information and Disclosure Statement of the Company Pursuant to Rule 1 5c2-1 1 of the Securities Exchange Act of 1934 (the "Statement").

     2. The Company's Articles of Incorporation, By-Laws, Minutes of Board of Directors Meetings, Minutes of Shareholders' Meetings and Shareholder Lists (collectively the "Company Records").

     3. The Company's SEC Form D filing and associated Subscription Agreements (the "Form D Filing").

Board of Directors
September 28, 2000
Page 2

     2. Analysis of Company Records: In further respect to this opinion, I have relied on the following as true and correct representations of the Company
Records:

     1 . Pursuant to a Meeting of the Board of Directors of the Company held on March 18, 1998, the Company authorized the issuance of a total of 10,416,667 shares of common stock (the " Original Shares") to a total of six (6) shareholders (the "Original Shareholders").

     2. The Original Shares were not registered pursuant to the Securities Act of 1933 as amended (the "Act") and were issued in reliance upon the exemptions provided by Section 4(2) of the Act and Nevada Revised Statutes Sections 78.211, 78.215, 73.3784, 78.3785 and 78.3791 (collectively the "Nevada Statutes").

     3. Included in the Original Shares were a total of 10,295,834 shares which were issued to certain shareholders who are officers and/or directors of the Company and/or are related in some fashion to the principals of the Company so as to be deemed-affiliates of the Company and/or still further as a result of their respective stock purchases each own shares representing ten percent (10%) or more of the issued and outstanding shares of the Company (the "Original Affiliate Shareholders"). These particular 10,295,834 shares are collectively referred to herein as the "Original Affiliate Shares."

     4  Pursuant  to an  Action by  Unanimous  Written  Consent  of the Board of
Directors of the Company effective as of January 20, 1998, the Company authorized the issuance of a total of 364,583 shares


Board of Directors
September 28, 2000
Page 3

     (the  "Phase  II  Shares")   to  a  single   shareholder   (the  "Phase  II
Shareholder").

     5. The Phase 11 Shares were not registered pursuant to the Act and were issued in reliance upon the exemptions provided by Section 4(2) of the Act and the Nevada Statutes.

     6. Pursuant to an Action by Unanimous Written Consent of the Board of Directors of the Company effective as of May 18, 1998, the Company authorized the issuance of a total of 14,000 shares (the"Phase III Shares") to a total of fourteen (14) shareholders (the "Phase III Shareholders").

     7. The Phase III Shares were not registered pursuant to the Act and were issued in reliance upon the exemptions provided by Section 4(2) of-the Act and the Nevada Statutes.

     8. Pursuant to an Action by Unanimous Written Consent of the Board of Directors of the Company effective as of February 5, 1999, the Company authorized the issuance of a total 150,000 shares of common stock pursuant to SEC Regulation D, Rule 504 (the "504 Shares").

     9. All 150,000 Shares of the authorized 504 Shares were issued to a total of three (3) shareholders (the "504 Shareholders").

     10. The 504 Shares were not registered pursuant to the Act and were issued in reliance upon the exemptions provided by Section 4(2) of the Act, SEC Regulation D, Rule 504 of the Act and the Nevada Statutes.



Board of Directors
September 28, 2000
Page 4

     11. Pursuant to an Action by Unanimous Written Consent of the Board of Directors of the Company effective as of January 6, 1999, the Company authorized the issuance of 200,000 shares of common stock (the "Phase IV Shares") to two
(2) shareholders (the "Phase IV Shareholders") for services rendered to the Company.

     12. The Phase IV Shares were not registered pursuant to the Act and were issued in reliance upon the exemptions provided by Section 4(2) of the Act and the Nevada Statutes.

     13. All 200,000 shares of the Phase IV Shares wee issued to certain shareholders who were officers and/or are related in some fashion to a principal of the Company so as to be deemed affiliates of the Company (the "Phase IV Affiliate Shareholders"). These particular 200,000 shares are collectively referred to herein as the "Phase IV Affiliate Shares.

     14. Pursuant to an Action by Unanimous Written Consent of the Board of Directors of the Company effective as of January 5, 2000, the Compai-hy authorized the issuance of 200,000 shares of common stock (the "Phase V Shares") to two (2) shareholders (the "Phase V Shareholders") for services rendered to the Company.

     15. The Phase V Shares were not registered pursuant to the Act and were issued in reliance upon the exemptions provided by Section 4(2) of the Act and the Nevada Statutes.

Board of Directors
September 28, 2000
Page 5

     16. All 200,000 shares of the Original Shares were issued to certain shareholders who were officers and/or directors of the Company and/or are related in some fashion to a principal of the Company so as to be deemed affiliates of the Company (the "Phase V Affiliate Shareholders"). These particular 200,000 shares are collectively referred to herein as "Phase V Affiliate Shares."

     3.  Tradeability of Original Shares.  Phase 11 Shares and Phase III Shares:
It is my opinion that one of the Original Shareholders who is not an affiliate of the Company, who was issued a total of 120,833 of these Original Shares, all of the Phase Il Shareholders who were issued a total of 364,583 of the Phase II Shares and all of the Phase III Shareholders who were issued a total of 14,000 of the Phase III Shares who are not affiliates of the Company may freely or otherwise transfer their respective Shares without any restrictions.

     The reason for this conclusion is based upon SEC Rule 144(k) which allows the transfer of restricted shares by a nonaffiliate after a two (2) year holding period from the date of acquisition. This Rule applies whether or not the issuer corporation is a reporting company. One of the Original Shareholders has satisfied this two (2) year holding requirement and all of the Phase 11 Shareholders and Phase III Shareholders have also satisfied this two (2) year holding requirement.

     4. Tradeability of 504 Shares: It is my opinion, that the 504 Shareholders who were issued a total of 150,000 of the 504 Shares and their transferees who are not affiliates of the Company, may freely or otherwise transfer these 504 Shares without any restrictions. The reason for this conclusion is my opinion that securities issued pursuant to the exemption from registration of Rule 504 of Regulation D prior to April 7, 1999, unlike securities issued pursuant the exemptions of Rules 505 or 506 are not restricted securities within the meaning of Rule 144. While it appears that Rules 505 and 506 require that securities issued pursuant to those exemptions bear a restrictive Rule 144 legend, Rule 504 does not. Rule 504 prior to April 7, 1999 was premised on the decision of the

Board of Directors
September 28, 2000
Page 6

Commission that offers and sales of securities aggregating not more than $1,000,000.00 which complied with State Laws and Regulations did not require any further restriction by Federal Securities Law.

     5. Tradeability of Original Affiliate Shares:, With respect to the 10,295,834 shares held. by the Original Affiliate Shareholders, it is my further opinion that these shares are considered "Restricted Shares" under the Act. Accordingly, the sale of these restricted securities are governed and limited by Rule 144 and are not freely tradeable shares.

     6. Tradeablifity of Phase IV and Phase V Affiliate Shares: With respect to the 200,000 Phase IV and 200,000 Phase V Affiliate -Shares held by the Phase IV and Phase V Affiliate Shareholders, it is my further opinion that these shares are also considered "Restricted Shares" under the Act. Accordingly, the sale of these restricted securities are governed and limited by Rule 144 and are not freely tradeable shares.

     7. Company Requirements: Still further, with respect to the Statement, it will be necessary for the Company to undertake the following:

     1 . Have the Statement filed with the National Association of Securities Dealers, Inc. ("NASD") through the Company's sponsoring broker-dealer.

     2. Provide copies of the Statement to all broker-dealers who will be publishing quotations for the shares of the Company.

     3. Thereafter file the Statement with the Company's broker-dealer market makers on an annual reporting basis.

     8. Legal Opinion Summary: Given the above, and after a review of the Company Records, it is my opinion that all of the holders of 120,833 Original Shares, all of the Phase 11 Shares, all of the Phase III Shares and 504 Shares who are not affiliates of the Company qualify to freely transfer

Board of Directors
September 28, 2000
Page 7

and sell their respective shares. The Original Affiliate Shares, the Phase IV Affiliate Shares and the Phase V Affiliate Shares, however, are restricted shares which are not freely tradeable and are governed and limited by Rule 144.

     9. Use of Legal Opinion: This legal opinion may be specifically relied upon by the Company, its shareholders, the Company's transfer agent and any broker-dealer who will sponsor the Company's application to either the Electronic Quotation Service or the NASD OTC Bulletin Board or who will be publishing quotations for the shares of the Company. Still further" I give my permission and consent for the inclusion of this opinion as an Exhibit of the Statement.

                                             Very truly your
                                              /S/ Carmine J. Bua III